SUB-ITEM 77Q3

AIM GLOBAL SMALL & MID CAP GROWTH FUND

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U, AND 74V.

FOR PERIOD ENDING 10/31/2008
FILE NUMBER 811-6463
SERIES NO.: 3


72DD  1 Total income dividends for which record date passed during the period.
        (000's Omitted)
        Class A                                                      $ 3,279
      2 Dividends for a second class of open-end company shares (000's Omitted)
        Class B                                                          $ -
        Class C                                                          $ -
        Institutional Class                                              $ -


73A.    Payments per share outstanding during the entire current period:
        (form nnn.nnnn)
      1 Dividends from net investment income
        Class A                                                       0.0949
      2 Dividends for a second class of open-end company shares (form nnn.nnnn)
        Class B                                                       0.0000
        Class C                                                       0.0000
        Institutional Class                                           0.1052


74U.  1 Number of shares outstanding (000's Omitted)
        Class A                                                       36,071
      2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
        Class B                                                        3,885
        Class C                                                        1,722
        Class Y                                                          123
        Institutional                                                  1,360


74V.  1 Net asset value per share (to nearest cent)
        Class A                                                      $ 12.87
      2 Net asset value per share of a second class of open-end company shares
        (to nearest cent)
        Class B                                                      $ 11.43
        Class C                                                      $ 11.43
        Class Y                                                      $ 12.87
        Institutional                                                $ 12.93